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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

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                                                                                               NAME UNDER WHICH
          SUBSIDIARY                          JURISDICTION OF INCORPORATION                    THEY DO BUSINESS
----------------------------------            -----------------------------                 -----------------------
Staples Security Corporation                        Massachusetts                                  Same

Staples Trust Company                               Massachusetts                                  Same

Staples Contract & Commercial, Inc.                 Delaware                                       Same

SOM Hagerstown, Inc.                                Delaware                                       Same

Staples Insurance Agency, Inc.                      Delaware                                       Same

Staples International, Inc.                         Delaware                                       Same

Staples of Maryland, LLC                            Delaware                                       Same

Staples the Office Superstore, Inc.                 Delaware                                       Same

Staples the Office Superstore East, Inc.            Delaware                                       Same

Staples Connecticut, Inc.                           Connecticut                                    Same

Staples NRO Limited                                 Ontario, Canada                                Same

Staples NRO(2) Limited                              Ontario, Canada                                Same

Staples NRO(3) Limited                              Ontario, Canada                                Same

Staples NRO(4) Limited                              Ontario, Canada                                Same

Staples NRO(5) Limited                              Ontario, Canada                                Same

The Business Depot, Ltd.                            Ontario, Canada                         The Business Depot
                                                                                          Staples The Business Depot
                                                                                      Staples The Office Superstore
                                                                                              Bureau en Gross

Staples (Deutschland) GmbH                          Germany                                        Same

Staples (Europe) Limited                            England                                        Same

Staples (UK) Limited                                England                                        Same

Staples UK (Partnership)                            England                                        Same

Quill Corporation                                   Delaware                                       Same

Milbro, Inc.                                        Delaware                                       Same

Staples GP, LLC                                     Delaware                                       Same
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                                       E-1

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                      SUBSIDIARIES OF THE COMPANY -             CONT'D

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
Agawam Mill, LP                                     Delaware                                       Same

Cherokee Mill, LP                                   Delaware                                       Same

Coppell Mill, LP                                    Delaware                                       Same

Lebanon Mill, LP                                    Delaware                                       Same

Staples Partners, LLC                               Delaware                                       Same

Staples Real Estate Trust                           Massachusetts                                  Same

Claricom Holdings, Inc.                             Delaware                                       Same

Claricom, Inc.                                      Delaware                             Staples Communications

Claricom Networks, Inc.                             Delaware                             Staples Communications Networks

Clarity Telecom Local Network Services, Inc.        Delaware                                       Same

Staples Airport Express, L.L.C.                     Delaware                                       Same

Staples Airport Terminal, L.L.C.                    Delaware                                       Same

Staples Airport, L.L.C.                             Delaware                                       Same

Staples Business Insurance Agency, L.L.C.           Massachusetts                                  Same

Staples Global Holdings, L.P.                       Bermuda                                        Same

Product Sourcing Group Europe, B.V.B.A.             Belgium                                        Same

QSDD Limited                                        United Kingdom                                 Same

Staples Netherlands B.V.                            Netherlands                                    Same

Staples International Limited                       United Kingdom                                 Same

Sigma Burowelt GmbH                                 Germany                                        Same

Idasil Investimentos Imobiliarios S.A.              Portugal                                       Same

OFCEP OFFICE CENTRE Portugal -
     Equipamento de Escritorio Lda.                 Portugal                                       Same

Clip & Paper Franchise B.V.                         Netherlands                                    Same

Business Office Supply C.V.                         Netherlands                                    Same

Clip & Paper Beheer B.V.                            Netherlands                                    Same

Damster Kantooristallaties B.V.                     Netherlands                                    Same

Clip & Paper B.V.                                   Netherlands                                    Same

Damster Drachten B.V.                               Netherlands                                    Same

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